Exhibit 99.1

Ultratech Announces First Quarter 2008 Results

SAN JOSE, Calif.--(BUSINESS WIRE)--Ultratech, Inc. (NasdaqGM: UTEK) today announced unaudited results for the three-month period ended March 29, 2008.

For the first quarter of fiscal 2008, Ultratech reported net sales of $31.1 million compared to $27.4 million during the first quarter of 2007. Ultratech’s net income for the first quarter of 2008 was $2.0 million or $0.08 per share (diluted) compared to a net loss of $3.2 million or $0.14 per share for the same quarter last year.

Arthur W. Zafiropoulo, Ultratech Chairman and Chief Executive Officer stated, “During the quarter, Ultratech executed effectively and achieved higher than expected revenue and earnings. We are especially proud of the continued improvements to profitability that our product portfolio generated during the first quarter.”

“While we realize that there is significant uncertainty in the economic environment, we believe our technology based business model is focused to improve our operating results, create long-term growth and provide value to our stockholders,” Zafiropoulo concluded.

At March 29, 2008, Ultratech had $141 million in cash, cash equivalents and short-term investments. Working capital was $165 million and stockholders’ equity was $ 7.72 per share based on 23,371,055 total shares outstanding on March 29, 2008.

Conference Call Information

The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on Thursday, April 17, 2008. To listen to the call over the Internet or to obtain telephone dial-in information for the call, please go to Ultratech’s web site at www.ultratech.com.

If you are unable to attend the live conference call, a replay will be available on Ultratech’s web site. If you do not have Internet access, a replay of the call will be available three hours after the conclusion of the call and run until 9:00 p.m. Pacific Time, April 19, 2008. You may access the telephone replay by dialing 800-642-1687 for domestic callers, 706-645-9291 for international callers and entering access code: 41617557.

Profile

Ultratech, Inc. (NasdaqGM: UTEK) designs, manufactures and markets photolithography equipment used worldwide in the fabrication of semiconductor and nanotechnology devices, and has expanded its technology scope in pioneering laser processing technology for IC manufacturing. Founded in 1979, Ultratech is a market leader in gold and solder bump lithography. Its products are designed to substantially reduce the cost of ownership for manufacturers in the electronics industry. The company’s home page on the World Wide Web is located at www.ultratech.com.

Certain of the statements contained herein, which are not historical facts and which can generally be identified by words such as “anticipates,” “expects,” “intends,” “will,” “could,” “believes,” “estimates,” “continue,” and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; delays, deferrals and cancellations of orders by customers; cyclicality in the semiconductor and nanotechnology industries and general economic conditions including impact on capital spending; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; expiration of licensing arrangements, and the resulting adverse impact on our licensing revenues; changes to financial accounting standards; changes in pricing by us, our competitors or suppliers; customer concentration; international sales; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited sources of supply; ability and resulting costs to attract or retain sufficient personnel to achieve our targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon us achieving and maintaining profitability and the market price of our stock; mix of products sold; rapid technological change and the importance of timely product introductions; outcome of litigation; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; effects of certain anti-takeover provisions; announced and future acquisitions; volatility of stock price; foreign government regulations and restrictions; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech’s SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2007. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management’s current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to affect any event or circumstance that may arise after the date of this release.

-Tables To Follow-

ULTRATECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	Mar. 29	Dec. 31,
(In thousands )	2008	2007*
ASSETS	(Unaudited)

Current assets:
Cash, cash equivalents, and short-term investments	$140,710	$131,998
Accounts receivable	24,005	30,562
Inventories	30,113	29,128
Prepaid expenses and other current assets	3,238	3,874
Total current assets	198,066	195,562

Equipment and leasehold improvements, net	16,557	16,826

Demonstration inventories, net	3,516	3,652

Other assets	2,750	2,601

Total assets	$220,889	$218,641

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$5,082	$5,794
Accounts payable	10,135	8,200
Deferred product and service income	6,206	10,161
Other current liabilities	11,911	9,552
Total current liabilities	33,334	33,707

Other liabilities	7,125	7,534

Stockholders' equity	180,430	177,400

Total liabilities and stockholders' equity	$220,889	$218,641

* The balance sheet as of December 31, 2007 has been derived from the audited financial statements as of that date.

ULTRATECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	Mar. 29	Mar. 31
(In thousands, except per share amounts)	2008	2007
Total net sales*	$31,136	$27,368
Cost of sales:
Cost of products sold	13,677	14,460
Cost of services	2,095	2,108
Total cost of sales	15,772	16,568
Gross profit	15,364	10,800
Operating expenses:
Research, development, and engineering	5,971	5,964
Selling, general, and administrative	8,512	9,302
Operating income (loss)	881	(4,466)
Interest expense	(72)	(333)
Interest and other income, net	1,309	1,669

Income (loss) before tax	2,118	(3,130)
Income taxes	166	115
Net income (loss)	$1,952	$(3,245)
Earnings per share - basic:
Net income (loss)	$0.08	$(0.14)
Number of shares used in per share calculations - basic	23,456	23,285
Earnings per share - diluted:
Net income (loss)	$0.08	$(0.14)
Number of shares used in per share calculations - diluted	23,473	23,285

* Systems Sales	$23,485	$18,806
Parts Sales	3,463	4,701
Service Sales	4,188	3,861
Total Sales	$31,136	$27,368

(UTEK-F)

CONTACT:
Ultratech
Bruce Wright, 408-321-8835
Sr. Vice President, Finance/CFO
or
Laura Rebouche’, 408-321-8835
Vice President of Investor Relations and
Corporate Communications